Exhibit 10.5

NEWFIELD EXPLORATION COMPANY
2011 OMNIBUS STOCK PLAN

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (this “Agreement”) is made this ___ day of _________ (the “Effective Date”), by and between Newfield Exploration Company (the “Company”) and [___________] (“Director”).

1.           GRANT.

(a)
Shares.  Pursuant to the Company’s 2011 Omnibus Stock Plan and this Agreement, __________ shares (the “Restricted Stock”) of the Company’s common stock, par value $.01 (the “Common Stock”), are granted as of the Effective Date as hereinafter provided in Director’s name subject to certain restrictions described herein.  The Restricted Stock granted hereunder shall be calculated by dividing (i) $150,000 (One Hundred Fifty Thousand Dollars) by (ii) the Fair Market Value on the Effective Date, rounded down to the nearest whole number, subject to the terms set forth below.  “Fair Market Value” means as of the specified date, the closing price of the Stock on the New York Stock Exchange (or, if the Stock is not then listed on such exchange, such other national securities exchange on which the Stock is then listed) on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the Stock are reported.

(b)	Issuance of Restricted Stock. The Restricted Shares will be issued upon acceptance hereof by Director.

(c)
Plan Incorporated.  Director acknowledges receipt of a copy of the Plan, and agrees that this grant of Restricted Stock shall be subject to all of the terms and provisions of the Plan, including future amendments thereto, if any, pursuant to Article XI thereof.

2.	RESTRICTED STOCK. Director hereby accepts the Restricted Stock when issued and agrees with respect thereto as follows:

(a)
Forfeiture Restrictions.  Except as may be otherwise provided in Article VI of the Plan, (i) the Restricted Stock may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred or disposed of to the extent then subject to the Forfeiture Restrictions; and (ii) in the event of termination of Director (as defined in the Plan) for any reason other than death or Disability (as defined in the Plan), Director shall, for no consideration, forfeit to the Company all Restricted Stock to the extent then subject to the Forfeiture Restrictions.  The prohibition against transfer and the obligation to forfeit and surrender shares to the Company upon termination as a Director are herein referred to as “Forfeiture Restrictions.”  The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of Restricted Stock.

(b)
Lapse of Forfeiture Restrictions.  The Forfeiture Restrictions shall lapse as to the Restricted Stock on the day before the date of the first annual meeting of stockholders following the date of issuance of the Restricted Stock, provided that the lapse conditions described below have been satisfied (the “Annual Meeting Lapse Date”).  The Forfeiture Restrictions shall lapse as provided above only if Director has remained a director of the Company continuously from the Effective Date through the Annual Meeting Lapse Date; provided, however, that, if Director terminates as a director by reason of death or Disability (as defined in the Plan), the Forfeiture Restrictions on all Restricted Stock issued to Director shall lapse as of the date of his or her termination as a director.  To the extent that the lapse conditions are not satisfied as of a given lapse date, Director shall for no consideration forfeit and surrender to the Company all of the Restricted Stock that are then subject to Forfeiture Restrictions.

(c)
Certificates.  Restricted Shares may be evidenced by the issuance of a stock certificate, pursuant to which Director shall have voting rights and receive dividends, and which shall be registered in the name of the Director and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to the Restricted Stock.  The Company shall retain custody of any stock certificate until the Forfeiture Restrictions lapse. The Company may require Director to execute and deliver a stock power, in blank, with respect to the Restricted Stock, and the Company may exercise such stock power in the event of forfeiture.  Promptly upon the lapse of the Forfeiture Restrictions without forfeiture, the Company shall cause a new certificate or certificates to be issued without legend in the name of Director and deliver such stock certificate to the Director.

3.
SECURITIES LAWS.  Director agrees to be bound by such provisions as the Company may require to the end that the issuance by the Company or the sale by Director of any shares that are the subject of this Agreement shall be in compliance with the applicable securities laws.

4.
COMMUNITY INTEREST OF SPOUSE.  The community interest, if any, of any spouse of Director in any of the Restricted Stock shall be subject to all the terms, conditions and restrictions of this Agreement, and shall be forfeited and surrendered to the Company upon the occurrence of any of the events requiring Director’s interest in such Restricted Stock to be so forfeited and surrendered pursuant to this Agreement.

5.
TAX WITHHOLDING AND TAX ELECTION.  To the extent the issuance of the Restricted Stock or the lapse of Forfeiture Restrictions results in the receipt of compensation by Director, the Company is authorized to withhold from any other cash compensation then or thereafter payable to Director any tax required to be withheld by reason of the receipt of compensation resulting from the issuance of shares or the lapse of Forfeiture Restrictions. Alternatively, Director may authorize the Company to retain or withhold sufficient shares of Restricted Stock otherwise receivable by Director from the Company with respect to Restricted Stock or may deliver to the Company sufficient shares of Restricted Stock to enable the Company to satisfy any such withholding requirement.  If Director makes the election authorized by section 83(b) of the Internal Revenue Code of 1986, as amended, Director shall submit to the Company a copy of the statement filed by Director to make such election.

6.	BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Director.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunder duly authorized, and Director has executed this Agreement, all as of the date first above written.

NEWFIELD EXPLORATION COMPANY

By:  ____________________________________
       John D. Marziotti
    Vice President, General Counsel and Secretary

 _______________________________
 [                 ]
 Director